Exhibit 33.3

Management’s Assertion on

Compliance with Regulation AB Criteria

Discover Products Inc. (“DPI” or the “Asserting Party”) is responsible for assessing its compliance, as of and for the fiscal year ended November 30, 2008 (the “Reporting Period”), with the servicing criteria applicable to it in connection with the Servicing Agreement dated January 1, 2007, as amended, by and between DPI and Discover Bank. The Asserting Party used the criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in Items 1122 (d)(1)(i), (d)(1)(iii), (d)(1)(iv), (d)(2)(ii), (d)(2)(iii), (d)(2)(iv), (d)(2)(v), (d)(2)(vi), (d)(2)(vii), (d)(3)(i), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(i), (d)(4)(ii), (d)(4)(iii), (d)(4)(v), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), and (d)(4)(xv) of Regulation AB, which the Asserting Party has concluded are not applicable to the activities it performs with respect to the asset-backed securities transactions covered by this report (such applicable criteria, after giving effect to the exclusions identified above, the “Applicable Servicing Criteria”), to assess such compliance. The transactions covered by this report include all asset-backed securities transactions involving credit card receivables conducted by Discover Card Master Trust I and Discover Card Execution Note Trust that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or were not required to be registered where the related asset-backed securities were outstanding during the Reporting Period (the “Platform”), as listed in Appendix A.

With respect to servicing criteria 1122(d)(2)(i), 1122(d)(4)(iv) and 1122(d)(4)(viii) for the Reporting Period defined above, the Asserting Party has engaged certain vendors to perform limited activities required by these servicing criteria. The Asserting Party has determined that none of these vendors are a “servicer” as defined in Item 1101(j) of Regulation AB, and the Asserting Party has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). The Asserting Party has policies and procedures in place to provide reasonable assurance that each vendor’s activities comply in all material respects with the servicing criteria applicable to such vendor.

DPI has assessed its compliance with the Applicable Servicing Criteria, including servicing criteria for which compliance is determined based on Interpretation 17.06 as described above, for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform taken as a whole.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Discover Products Inc.

By:	/s/ Roy A. Guthrie
Roy A. Guthrie, Executive Vice President

Date: February 13, 2009

Appendix A

Series 1996-4:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 1998-5:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2001-1:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2003-2:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2003-3:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2003-4:

Subseries 1, Class A Credit Card Pass-Through Certificates

Subseries 1, Class B Credit Card Pass-Through Certificates

Subseries 2, Class A Credit Card Pass-Through Certificates

Subseries 2, Class B Credit Card Pass-Through Certificates

Series 2004-2:

Subseries 1, Class B Credit Card Pass-Through Certificates

Subseries 2, Class A Credit Card Pass-Through Certificates

Subseries 2, Class B Credit Card Pass-Through Certificates

Series 2005-1:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2005-2:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2005-A:

Class A Credit Card Pass-Through Certificates

Series 2005-3:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2005-4:

Subseries 1, Class A Credit Card Pass-Through Certificates

Subseries 1, Class B Credit Card Pass-Through Certificates

Subseries 2, Class A Credit Card Pass-Through Certificates

Subseries 2, Class B Credit Card Pass-Through Certificates

Series 2006-A:

Class A Credit Card Pass-Through Certificates

Series 2006-B:

Class A Credit Card Pass-Through Certificates

Series 2006-1:

Subseries 1, Class A Credit Card Pass-Through Certificates

Subseries 1, Class B Credit Card Pass-Through Certificates

Subseries 2, Class A Credit Card Pass-Through Certificates

Subseries 2, Class B Credit Card Pass-Through Certificates

Series 2006-2:

Subseries 1, Class A Credit Card Pass-Through Certificates

Subseries 1, Class B Credit Card Pass-Through Certificates

Subseries 2, Class A Credit Card Pass-Through Certificates

Subseries 2, Class B Credit Card Pass-Through Certificates

Subseries 3, Class A Credit Card Pass-Through Certificates

Subseries 3, Class B Credit Card Pass-Through Certificates

Series 2006-3:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2007-1:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2007-2:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2007-3:

Subseries 1, Class A Credit Card Pass-Through Certificates

Subseries 1, Class B Credit Card Pass-Through Certificates

Subseries 2, Class A Credit Card Pass-Through Certificates

Subseries 2, Class B Credit Card Pass-Through Certificates

Series 2007-CC:

Class A (2007-1) DiscoverSeries Notes

Class A (2007-2) DiscoverSeries Notes

Class A (2008-1) DiscoverSeries Notes

Class A (2008-A) DiscoverSeries Notes

Class A (2008-2) DiscoverSeries Notes

Class A (2008-3) DiscoverSeries Notes

Class A (2008-B) DiscoverSeries Notes

Class A (2008-4) DiscoverSeries Notes

Class A (2008-C) DiscoverSeries Notes

Class B (2007-1) DiscoverSeries Notes

Class B (2007-2) DiscoverSeries Notes

Class B (2008-A) DiscoverSeries Notes

Class B (2008-1) DiscoverSeries Notes

Class B (2008-2) DiscoverSeries Notes

Class B (2008-3) DiscoverSeries Notes

Class C (2007-1) DiscoverSeries Notes

Class C (2007-2) DiscoverSeries Notes

Class C (2008-1) DiscoverSeries Notes

Class C (2008-2) DiscoverSeries Notes

Class C (2008-3) DiscoverSeries Notes